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CHS Reports Second Quarter Fiscal Year 2025 Results
Ag, Energy Results Reflect Challenging Market Conditions

ST. PAUL, MINN. (April 2, 2025) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its second quarter of fiscal year 2025. The company reported a net loss of $75.8 million and revenues of $7.8 billion for the quarter that ended Feb. 28, 2025, compared to net income of $170.3 million and revenues of $9.1 billion in the second quarter of fiscal year 2024. For the first six months of fiscal year 2025, the company reported net income of $169.0 million and revenues of $17.1 billion compared to net income of $693.2 million and revenues of $20.5 billion in the first half of fiscal year 2024.
Key highlights for second quarter fiscal year 2025 financial results:
•Despite strong volumes, Energy segment earnings declined substantially from the prior fiscal year due to evolving market conditions that negatively impacted refining margins.
•Ag segment earnings were weaker due to lower grain and oilseed margins, attributed to a more competitive global marketplace and the timing impact of mark-to-market adjustments.
•Equity method investments continued to perform well, with CF Nitrogen being the largest contributor.

"CHS remains focused on operational excellence and enhancing efficiency as we navigate this time of softer commodity markets, policy uncertainty and volatility. I commend our employees around the world for their commitment to strong execution in this challenging environment," said Jay Debertin, president and CEO of CHS Inc. "While margin and pricing pressure on ag and energy product categories continues, our sales volumes remain strong. We are well positioned to help meet our owners' spring planting needs with inputs, services and local expertise."

Energy
A pretax loss of $83.5 million for the second quarter of fiscal year 2025 represents a $135.0 million decrease versus the prior year period and reflects:
•Less favorable market conditions, including the impact of higher U.S. refinery capacity utilization and global supply and demand factors
•A decrease in propane margins, mostly attributable to hedging-related impacts

Ag
A pretax loss of $45.6 million represents a $102.4 million decrease versus the prior year period and reflects:
•Decreased margins for the grain and oilseed product category, primarily due to the timing impact of mark-to-market adjustments as well as global market conditions
•A higher global supply of canola and soybean meal and oil, resulting in weaker oilseed crush margins compared to the prior fiscal year

Nitrogen Production
Pretax earnings of $20.3 million represent a $16.7 million decrease versus the prior year period, primarily due to the unfavorable impact of increased natural gas costs.

Corporate and Other
Pretax earnings of $24.0 million represent a $16.3 million decrease versus the prior year period, mostly reflecting lower income from the company's equity investment in Ventura Foods, which experienced less favorable market conditions for oil-based food products.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Energy	$(83,469)	$51,579	$(63,706)	$318,414
Ag	(45,552)	56,851	121,100	226,571
Nitrogen Production	20,344	37,009	45,585	73,468
Corporate and Other	23,965	40,219	71,146	84,051
(Loss) income before income taxes	(84,712)	185,658	174,125	702,504
Income tax (benefit) expense	(8,709)	15,325	4,535	8,803
Net (loss) income	(76,003)	170,333	169,590	693,701
Net (loss) income attributable to noncontrolling interests	(249)	26	554	471
Net (loss) income attributable to CHS Inc.	$(75,754)	$170,307	$169,036	$693,230

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs approximately 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of approximately $39 billion in fiscal year 2024. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of CHS businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward- looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward- looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2024. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting demand for CHS products; the impact of government policies, mandates, regulations and trade agreements; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of CHS; the impact of market acceptance of alternatives to refined petroleum products; consolidation among CHS suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of third parties who owe CHS money; the effectiveness of CHS risk management strategies; actual or perceived quality, safety or health risks associated with CHS products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors;

technological improvements and sustainability initiatives that decrease demand for CHS products; security breaches or other disruptions in CHS information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; CHS ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; changes in federal income tax laws or CHS tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; CHS funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on CHS ability to access equity capital due to its cooperative structure; and other factors affecting CHS businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.